Exhibit 1.29

(the “Corporation”)

BY-LAWS

A.                                   INTERPRETATION

1.                                      Definitions

In these by-laws, unless the context indicates otherwise,

“Act” means the Business Corporations Act, R.S.Q., c. S-31.1. Any reference to that statute or any provisions thereof in the Corporation’s by-laws is interpreted as a reference to any amended or substituted provisions thereof;

“affairs” means the relationships among the Corporation, its affiliates and the shareholders, directors and officers of the Corporation and its affiliates but does not include the business carried on by the Corporation or its affiliates;

“affiliates”: means legal persons one of whom is a subsidiary of the other, or legal persons who are controlled by the same person;

“associates” means, in relation to a person:

a)             the person’s spouse, children and relatives, and the children and relatives of the person’s spouse;

b)             a partner of the person;

c)              a succession or trust in which the person has a substantial interest similar to that of a beneficiary or in respect of which the person serves as liquidator, trustee or other administrator of the property of others, mandatary or depositary; or

d)             a legal person of whom the person owns securities making up more than 10% of a class of shares carrying voting rights at any shareholders meeting or the right to receive any declared dividend or a share of the remaining property of the legal person in the event of liquidation.

“group”: means any legal person, any group of persons or any group of properties, including an organization, joint venture or trust;

“officer” means a person referred to in section 40 of these by-laws;

“resolution” or “ordinary resolution” means a resolution that requires a majority of the votes cast at a shareholders meeting by the shareholders entitled to vote on the resolution, or a resolution that requires the signature of all such shareholders;

“reporting issuer” means a reporting issuer within the meaning of the Securities Act (R.S.Q., chapter V-1.1);

“security” means a share, debenture, bond or note that is dealt in or traded on a securities exchange or financial market;

“shareholder” means a shareholder who is registered in the securities register of the Corporation, and includes a shareholder’s representative;

“special resolution” means a resolution that requires at least two thirds of the votes cast at a shareholders meeting by the shareholders entitled to vote on the resolution, or a resolution that requires the signature of all such shareholders.

2.                                      Interpretation

a)                 in the event of contradiction between the Act and the articles or the by-laws of the Corporation, the Act shall prevail over the articles and the by-laws; and the by-laws; and the articles shall take precedence over the by-laws.

b)                 the powers of the directors, shareholders and officers of the Corporation are subject to the Act and by-laws of the Corporation and any reference to the exercise of any of these powers in the by-laws of the Corporation is subject to the limits, restrictions or conditions that are expressed therein.

c)                  the masculine gender includes both sexes, unless the contrary intention is evident by the context;

d)                 the singular number extends to more than one person or more than one thing of the same sort, whenever the context admits of such extension. The plural number can apply to one person only or to one thing only if the context so permits.

The headings used in these by-laws are for ease of reference only and do not form part of them.

B.                                   HEAD OFFICE, ESTABLISHMENT AND SEAL

3.                                      Head office

The head office of the Corporation shall be established  in the judicial district of Montréal, in the Province of Quebec. The Corporation may relocate its head office in compliance with the Act.

4.                                      Establishment

In addition to its head office, the Corporation may have other establishments, offices or agencies both within and outside Quebec.

5.                                      Seal

The Board of Directors may adopt a seal but is not required to. The fact that a document of the Corporation is not sealed does not invalidate the document.

C.                                   CORPORATE RECORDS

6.                                      Records

The Corporation maintains, at its head office or at any other place designated by the Board of Directors, records containing:

a)             the articles and the by-laws;

b)             minutes of meetings of the shareholders and written resolutions of shareholders;

c)              the names and domicile of the directors, and the dates of the beginning and end of their term of office; and

d)             the securities register.

The secretary keeps such records up-to-date.

The shareholders may examine these records during its regular office hours, and obtain extracts from them. They may also, on request and without charge, obtain a copy of the articles and by-laws.

7.                                      Accounting and Board records

The Corporation also maintains accounting records and books containing the minutes of meetings and written resolutions of the Board of Directors. If applicable, the Corporation also maintains books for all the committees of the Board of Directors.These records and books are kept at the Corporation’s head office or at any other place designated by the Board of Directors.

The Corporation is required to retain all accounting records for a period of six years after the end of the fiscal year to which they relate.

Only the directors and the auditor may have access to the accounting records and books containing the minutes of the meetings as well as the written resolutions of the Board of Directors and of its committees.  However, the shareholders may examine, during the Corporation’s regular office hours, any part of the minutes of the deliberations of the Board of Directors or any other document in which a director or officer makes the disclosure of interest referred to in sections 22 and 45 below.

8.                                      Securities register

The securities register of the Corporation contains the following information with respect to its shares:

a)             the names, in alphabetical order, and the addresses of present and past shareholders;

b)             the number of shares held by each such shareholder;

c)              the date and details of the issue and transfer of each share; and

d)             any amount due on any share.

The register must contain, if applicable, the same information with respect to the Corporation’s debentures, bonds and notes, with the necessary modifications. Any person may examine the Corporation’s securities register if that person complies with the provisions of the Act in this regard. Any person may, on request and on payment of a reasonable fee established by the Corporation, obtain a copy of the list of the Corporation’s shareholders as provided for in the Act.

D.                                   BOARD OF DIRECTORS

9.                                      Functions and powers

The Board of Directors exercises all necessary powers to supervise the management of the business and affairs of the Corporation. Except to the extent provided by law, such powers may be exercised without shareholder approval.

Generally, the Board of Directors exercises the powers and takes the actions which the Corporation is authorized to take; it may also enter into any contract on behalf of the Corporation. The Board of Directors may, on behalf of the Corporation:

a)             borrow money;

b)             issue, reissue, sell or hypothecate its debt obligations;

c)              enter into a suretyship to secure performance of an obligation of any person; and

d)             hypothecate all or any of its property, owned or subsequently acquired, to secure any obligation.

10.                               Delegation of powers

The Board of Directors may create one of several committees composed of directors and may delegate certain powers to this or these committees.  It can also delegate its powers to a director or an officer. However, the Board of Directors may not delegate its power:

a)             to submit to the shareholders any question or matter requiring their approval;

b)             to fill a vacancy among the directors or in the office of auditor;

c)              to appoint or dismiss the president of the Corporation, the Chair of the Board of Directors, the chief executive officer, the chief operating officer or the chief financial officer regardless of their title, and to determine their remuneration;

d)             to authorize the issue of shares;

e)              to approve the transfer of unpaid shares;

f)               to declare dividends;

g)              to acquire, including by purchase, redemption or exchange, shares issued by the Corporation;

h)             to split, consolidate or convert shares;

i)                 to authorize the payment of a commission to a person who purchases shares or other securities of the Corporation, or procures or agrees to procure purchasers for those shares or securities;

j)                to approve the financial statements presented at the annual meetings of shareholders;

k)             to adopt, amend or repeal by-laws;

l)                 to authorize calls for payment;

m)         to authorize the confiscation of shares;

n)             to approve articles of amendment allowing a class of unissued shares to be divided into series, and to determine the designation of and the rights and restrictions attaching to those shares or securities; or

o)             to approve a short-form amalgamation.

11.                               Contracts

All contracts, deeds, agreements, documents, bonds, debentures and other instruments requiring execution by the Corporation may be signed by two directors or two officers of the Corporation or by one director and one officer of the Corporation or by such persons as the Board of Directors may otherwise authorize from time to time by resolution.  Any such authorization may be general or confined to specific instances.

12.                               Proceedings

Any director or officer of the Corporation, or any other person appointed for that purpose by any director or officer of the Corporation, is authorized to bring any action, proceeding, motion, civil, criminal, administrative or other legal procedure, in the name of the Corporation or to appear and to answer on behalf of the Corporation to any writ, to any order or injunction issued by any court, to any examination on the facts relating to any litigation or any examination on discovery, as well as to any action, proceeding, motion or other legal procedure in which the Corporation is involved; to respond in the name of the Corporation to any garnishment in which the Corporation is garnishee and to prepare any affidavit or any solemn declaration related to such a garnishment or to any other legal procedure to which the Corporation is a party; to make any application for the assignment of property or any petitions for a receiving order against any debtor of the Corporation; to attend and to vote in any meeting of the creditors of debtors of the Corporation; to grant proxies and, in respect of any such action, proceeding, motion or other legal procedure, to take any other action which he or she deems to be in the best interests of the Corporation.

13.                               Number

The exact number of directors is determined by the Board of Directors as provided in the articles of the Corporation.

The directors in office do not cease to hold their position as a result of an amendment of the articles which reduces their number.

14.                               Qualifications

Any natural person may be a director of the Corporation, except:

a)             a minor;

b)             a person of full age under tutorship or curatorship;

c)              a bankrupt;

d)             a person prohibited by the court from holding such office;

e)              a person declared incapable by decision of a court of another jurisdiction.

Unless otherwise provided in the articles, a director is not required to be a shareholder.

15.                               Election and term of office

The directors are elected each year at the annual shareholders meeting by a simple majority of the votes and remain in office until the next annual shareholders meeting or until their successors are appointed. Voting for the election of directors is conducted by a show of hands unless a ballot is demanded by a shareholder entitled to vote.

16.                               Cessation of office

A director ceases to hold office when he dies, becomes disqualified from being a director, resigns or is removed from office.

17.                               Resignation

A director may resign at any time. The resignation of a director becomes effective at the time the director’s written resignation is received by the Corporation, or at the time specified in the resignation, whichever is later. The reason for the resignation need not be given.

18.                               Removal

The shareholders may by ordinary resolution at a special meeting remove any director or directors. If certain shareholders have an exclusive right to elect one or more directors, a director so elected may only be removed by ordinary resolution of those shareholders.

A director whose removal is to be proposed at a shareholders meeting may attend the meeting and be heard or, if not in attendance, may explain, in a written statement read by the person presiding over the meeting or made available to the shareholders before or at the meeting, why he opposes the resolution proposing his removal.

A vacancy created by the removal of a director may be filled at the shareholders meeting at which the director is removed or, if it is not, at a subsequent meeting of the Board of Directors.

19.                               Vacancy

A quorum of directors may fill any vacancy on the board unless there has been a failure to elect the fixed number or minimum number of directors required by the articles.

However, the directors then in office must without delay call a special shareholders meeting to fill the vacancies resulting from the lack of quorum or the failure to elect the fixed or minimal number of directors set out in the articles. If the directors refuse or fail to call a meeting, the meeting may be called by any shareholder.

A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

20.                               Retiring director and updating declaration

A director who leaves office is authorized to sign on behalf of the Corporation and file in accordance with the Act respecting the legal publicity of enterprises an updating declaration indicating such change, unless he has received, within thirty (30) days of the date on which such change took effect, proof that the Corporation has filed such declaration.

21.                               Duties of directors

Subject to the provisions of the Act, the directors are bound by the same obligations as are imposed by the Civil Code of Québec on any director of a legal person. Consequently, in the exercise of their functions, the directors are duty-bound toward the Corporation to act with prudence and diligence, honesty and loyalty and in the interest of the Corporation.

More specifically, but without limiting the generality of the foregoing:

a)             no director may mingle the property of the Corporation with his own property nor may he use for his own profit or that of a third person any property of the Corporation or any information he obtains by reason of his duties, unless he is authorized to do so by the shareholders of the Corporation;

b)             unless he has obtained the express consent of the Board of Directors, a director must keep confidential the deliberations of the Board of Directors, any internal document and any other information to which he has access in the performance of his duties which is not publicly known and which has not been publicly disclosed by the Corporation;

c)              a director must avoid placing himself in any situation where his personal interest would be in conflict with his obligations as a director of the Corporation;

d)             a director must declare to the legal person any interest he has in an enterprise or association that may place him in a situation of conflict of interest and of any right he may set up against it, indicating their nature and value, where applicable.

22.                               Contracts or transactions — disclosure of interest

A director must disclose the nature and value of any interest he has in a contract or transaction to which the Corporation is a party. “Interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction.

A director must also disclose a contract or transaction to which the Corporation and any of the following are a party:

a)             an associate of the director;

b)             a group of which the director is a director;

c)              a group in which the director or an associate of the director has an interest.

The director satisfies the requirement if he discloses, in a case specified in subparagraph b), the directorship or office held within the group or, in a case specified in subparagraph c), the nature and value of the interest he or his associate has in the group.

Unless it is recorded in the minutes of the first meeting of the Board of Directors at which the contract or transaction is discussed, the disclosure of an interest, contract or transaction must be made in writing to the Board of Directors as soon as the director becomes aware of the interest, contract or transaction.

The disclosure must be made even in the case of a contract or transaction that does not require approval by the Board of Directors.

23.                               Contracts or transactions — voting

No director may vote on a resolution to approve, amend or terminate the contract or transaction described in the foregoing section, or be present during deliberations concerning the approval, amendment or termination of such a contract or transaction unless the contract or transaction:

a)             relates primarily to the remuneration of the director or an associate of the director as a director of the Corporation or an affiliate of the Corporation;

b)             relates primarily to the remuneration of the director or an associate of the director as an officer, employee or mandatary of the Corporation or an affiliate of the Corporation, if the Corporation is not a reporting issuer;

c)              is for the indemnification of the directors in certain circumstances or liability insurance taken out by the Corporation;

d)             is with an affiliate of the Corporation, and the sole interest of the director is as a director or officer of the affiliate.

If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present during deliberations, the other directors present are deemed to constitute a quorum for the purpose of voting on the resolution.

If all the directors are required to abstain from voting, the contract or transaction may be approved solely by the shareholders entitled to vote, by ordinary resolution. The disclosure must be made to the shareholders in a sufficiently clear manner before the contract or transaction is approved.

24.                               Remuneration

The Board of Directors determines the remuneration of the directors from time to time, by resolution. The directors are also entitled to be reimbursed for travel costs and reasonable expenses incurred in the performance of their duties.

E.                                   MEETINGS OF THE BOARD OF DIRECTORS

25.                               Place

The Board of Directors meets at the head office of the Corporation or at any other place within or outside Quebec which the Chair of the Board of Directors may choose.

26.                               Calling of meeting

The Board of Directors meets as often as the Chair of the Board considers necessary. Board meetings are called by the Chair of the Board, or by the secretary at the request of the Chair of the Board, or in the absence or in case of incapacity to act as Chair of the Board, at the request of two (2) directors. At least two (2) days’ notice must be given.

In the event that the Chair of the Board (or the secretary, at the request of the Chair of the Board or in the absence or in case of incapacity to act as Chair of the Board, at the request of two (2) directors) considers, at his discretion, that it is deemed urgent to call a meeting of the Board of Directors, he must see that the notice of the meeting be sent out using any possible means at least two (2) hours before the meeting and such notice shall be deemed sufficient for the meeting to be called.

The notice must state the time and place of the meeting and, where applicable, specify any matter referred to in section 10 of these by-laws.

A notice of meeting must be sent to each director, at his last known civic or electronic address, by any means providing proof of its sending.

A meeting may be held without notice if all the directors are present or if the absent directors agreed to the holding of such meeting. The meeting of the Board of Directors immediately following the annual shareholders meeting may take place without notice.

27.                               Waiver of notice

A director may, in writing, waive notice of a meeting; waiver of the notice may be validly given before or after the meeting. However, attendance of a director at a meeting of the board is a waiver of notice of the meeting unless the director attends the meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called.

28.                               Participation by any means of communication

A director may participate in a meeting of the board by means of equipment - telephone, electronic or other - enabling all participants to communicate directly with one another. In such a case, the director is deemed to be present at the meeting.

29.                               Attendance

Only the directors may attend board meetings. Other persons may also attend as needed, with the authorization of the Chair of the Board or the majority of the directors present.

30.                               Quorum

A majority of the directors in office constitutes a quorum. A quorum of directors may validly exercise all the powers of the directors, despite any vacancy on the board.

31.                               Chair and secretary of the meeting

Meetings of the Board of Directors are chaired by the Chair of the Board or, by default, by the vice-chair of the board or by default by the president and chief executive officer or, in his absence, by a director assigned by the other participating directors. The secretary acts as meeting secretary, drafts the minutes of the meeting and co-signs the minutes with the Chair of the meeting.

32.                               Procedure

The Chair of the Board directs the meeting and ensures that it is conducted in an orderly manner.  He submits the business to be discussed to the board. A director may also submit business to be discussed.

33.                               Voting

Unless otherwise provided in the articles, the Board of Directors decides any issue by a majority of the votes. Each director is entitled to one vote. Voting by proxy is not permitted.

Voting is by a show of hands or, at the request of the Chair of the Board or a director, by secret ballot. A vote by secret ballot may be requested before or after a vote by a show of hands.

If voting is by secret ballot, the secretary acts as scrutineer and counts the ballots. The Chair of the Board does not have a tie-breaking vote in the case of a tie.

34.                               Dissent

A director who is present at a meeting of the board or a committee of the board is deemed to have consented to any resolution passed at the meeting unless:

a)             the director’s dissent has been entered in the minutes;

b)             the director sends a written dissent to the secretary of the meeting before the meeting is adjourned; or

c)              the director delivers a written dissent to the Chair of the Board, sends it to the Chair of the Board by any means providing proof of the date of receipt or delivers it to the head office of the Corporation immediately after the meeting is adjourned.

A director is not entitled to dissent after voting for or consenting to a resolution.

35.                               Dissent of an absent director

A director who was not present at a meeting of the board or a committee of the board at which a resolution was passed is deemed to have consented to the resolution unless the director records his dissent within seven days after becoming aware of the resolution, by written notice delivered to the Chair of the Board, or the president, or sent to the Chair of the Board, or the president, by any means providing proof of the date of receipt or delivered to the head office of the Corporation.

36.                               Adjournment

The Chair of the Board may, with the consent of the majority of the directors present, adjourn a meeting of the Board of Directors to a specified date, time and place without a new notice of meeting being required. The Chair of the Board may also adjourn a meeting ex officio if he considers it impossible to conduct it in an orderly manner.

The meeting is validly resumed if it is held on the specified date and at the specified place and if a quorum is present. If a quorum does not exist when the meeting resumes, the initial meeting is deemed to have ended immediately after it was adjourned.

37.                               Signed resolution

A resolution in writing, signed by all the directors entitled to vote on the resolution, has the same force as if it had been passed at a meeting of the board or, as the case may be, of a committee of the Board of Directors. These resolutions are kept with the minutes of meetings and the written resolutions of the Board of Directors.

The written resolutions that are signed electronically are as legally valid as a written signature.

38.                               Recording of deliberations

Only the secretary may record the deliberations of the Board of Directors, for the purpose of preparing the minutes. The secretary must destroy the recording once the concerned minutes have been approved.

F.                                    OFFICERS

39.                               General

The officers of the Corporation are the Chair of the Board, the vice-chair of the Board (if applicable), the president and chief executive officer, the chief financial officer, the vice-presidents, the secretary, the treasurer and/or the assistant-secretary(ies). The Board of Directors may designate another person as an officer by resolution.

40.                               Qualifications

The officers need not be directors or shareholders of the Corporation except for the Chair of the Board of Directors who must be a director. The same person may hold more than one position as officer.

41.                               Term of office

Unless the Board of Directors provides otherwise when he is appointed, an officer holds office from his appointment until the first meeting of the Board of Directors following the annual meeting or until a replacement has been named.

42.                               Cessation of office

An officer may resign at any time. The resignation of an officer takes effect on the date the Corporation receives the written notice he gives or on the later date indicated therein.

The Board of Directors or the president and chief executive officer may remove an officer at any time and the reason for the removal is not required to be given.  However, the removal of the president, the Chair of the Board, the chief executive officer, the chief operating officer, or the chief financial officer regardless of their title, as their appointment, is the responsibility of the Board of Directors.

43.                               Vacancy

The Board of Directors may fill any vacancy in an office at any time.

44.                               Powers of officers

An officer exercises the powers attached to his position. He also exercises all the powers which the Board of Directors can delegate to him. In the event an officer is unable to act, the powers of such officer are exercised by any other person designated by the Board of Directors.

45.                               Duties of officers

The officers are mandataries of the Corporation. In this capacity, in the exercise of their functions, the officers are bound, among other things, toward the Corporation to act with prudence and diligence, honesty and loyalty and in the interest of the Corporation.

An officer must disclose the nature and value of any interest he has in a contract or transaction to which the Corporation is a party. An officer must disclose any contract or transaction to which the Corporation and any of the following are a party:

a)             an associate of the director or officer;

b)             a group of which the director or officer is a director or officer;

c)              a group in which the director or officer or an associate of the director or officer has an interest.

The officer satisfies the requirement if he discloses, in a case specified in subparagraph b), the directorship or office held within the group or, in a case specified in subparagraph c), the nature and value of the interest he or his associate has in the group.

In the case of an officer who is not a director, the disclosure must be made as soon as:

a)             the officer becomes an officer;

b)             the officer becomes aware that the contract or transaction is to be discussed or has been discussed at a meeting of the board; or

c)              the officer or the officer’s associate acquires an interest in the contract or transaction, if it was entered into earlier.

The disclosure must be made even in the case of a contract or transaction that does not require approval by the Board of Directors.

46.                               Chair or vice-chair of the Board

The Chair of the Board or if necessary, the vice-chair, shall be chosen from among the directors.  The Chair of the Board or, in his absence, the president, presides over all the meetings of the directors and all shareholders meetings at which he is present and as such has all the powers and fulfils all his responsibilities that the Board of Directors may determine from time to time.

47.                               President

The president and chief executive officer controls and supervises the management of the activities and affairs of the Corporation. He signs the documents which require his signature. He also has the powers and fulfills all the responsibilities that the Board of Directors determines from time to time.

48.                               Vice-president

The vice-president (or vice presidents), exercises the powers and assumes the obligations that the Board of Directors determines from time to time. In the event of an absence, inability, refusal or omission to act as the president, the vice-president assigned by the directors can exercise his powers and fulfill all his responsibilities.

49.                               Secretary

The secretary is responsible for safekeeping the records and documents of the Corporation. He acts as secretary of the meetings of the Board of Directors and committees of the board as well as the meetings of shareholders. He signs the share certificates and other documents that require his signature and sends the directors and shareholders notice of meetings and other notices which may be required. He has all the powers and fulfills all the functions that the Board of Directors determines from time to time.

The assistant secretary fulfills all responsibilities assigned to him from time to time by the secretary.

50.                               Chief Financial Officer and/or Treasurer

He is in charge of the financial management of the Corporation. He oversees the financial situation of the Corporation and sees to the management of its property and the keeping of its accounting records. He reports periodically to the audit committee and to the Board of Directors on the financial situation of the Corporation. He signs the documents which require his signature.

51.                               Remuneration

The Board of Directors determines, from time to time, the remuneration of the president and chief executive officer, the Chair of the Board, the chief operating officer and of the chief financial officer, regardless of their title. The remuneration of the other officers is determined by management, subject to the powers devolved to the committee acting as the remuneration committees.

The officers are also entitled to be reimbursed the travel costs and all reasonable fees and expenses incurred in the performance of their duties.

G.                                  COMMITTEES OF THE BOARD OF DIRECTORS

52.                               Creation

The Board of Directors may, by resolution, create one or more committees made up of directors. The resolution creating the committee sets out the number of directors making it up.

53.                               Powers

A committee of the Board of Directors exercises the powers delegated to it by the Board of Directors. However, the Board of Directors may not delegate the powers which it must exercise exclusively, according to the Act or section 10 of these by-laws.

A committee reports on its activities to the Board of Directors. Subject to the rights of third parties, the Board of Directors may overrule or modify a committee’s decisions.

54.                               Cessation of office

A director may resign from a committee of the Board of Directors at any time. The resignation of a director becomes effective at the time the director’s written resignation is received by the Corporation, or at the time specified in the resignation, whichever is later. The reason for the resignation is not required to be given.

The Board of Directors may, by resolution, replace a member of a committee of the board.

55.                               Vacancy

The Board of Directors may fill any vacancy on a committee of the board.

56.                               Meetings

Meetings of a committee of the board are called in the same manner as meetings of the Board of Directors.

57.                               Quorum

Unless otherwise provided in a resolution of the Board of Directors, the majority of the members of a committee of the board constitute a quorum.

58.                               Chair and secretary

Meetings of a committee of the board are chaired by the Chair of the committee; in his absence, the members present choose a meeting Chair from among themselves. The secretary of the Corporation acts as secretary of any committee of the board. The members present at a meeting can, if necessary, choose another person as meeting Chair or secretary.

59.                               Procedure

Meetings of committees of the Board of Directors are held in the same manner as the meetings of the Board of Directors.

60.                               Written resolution

A written resolution, signed by all the members of the committee entitled to vote on this resolution has the same force as if it had been passed at a meeting of the committee. The resolutions are kept with the minutes of the meetings and the written resolutions of the Board of Directors.

The written resolutions that are signed electronically are as legally valid as a written signature.

61.                               Remuneration

The members of a committee of the board may, as such, receive the remuneration set by resolution of the Board of Directors.

H.                                  PROTECTION OF DIRECTORS AND OFFICERS

62.                               Presumption

A director is presumed to have fulfilled the obligation to act with prudence and diligence if the director relied, in good faith and based on reasonable grounds, on a report, information or an opinion provided by one of the following persons:

a)             an officer of the Corporation who the director believes to be reliable and competent in the functions performed;

b)             legal counsel, professional accountants or other persons retained by the Corporation as to matters involving skills or expertise the director believes are matters within the particular person’s professional or expert competence or as to which the particular person merits confidence; or

c)              a committee of the Board of Directors of which the director is not a member if the director believes the committee merits confidence.

63.                               Relief Provided by the Act

A director cannot be held liable under sections 154, 155, 156, 287, 314 or 392 of the Act if the director acted with a reasonable degree of prudence and diligence in the circumstances. Furthermore, for the purposes of sections 155, 156, 287, 314 and 392 of the Act, the court may, after considering all the circumstances and on the terms the court considers appropriate, relieve a director, either wholly or partly, from the liability the director would otherwise incur if it appears to the court that the director has acted reasonably, honestly and loyally, and ought fairly to be excused.

I.                                       INDEMNIFICATION AND LIABILITY INSURANCE

64.                               Indemnification

Subject to the following, the Corporation must indemnify a director or officer of the Corporation, a former director or officer of the Corporation, a mandatary, or any other person who acts or acted at the Corporation’s request as a director or officer of another group against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if

a)             the person acted with honesty and loyalty in the interest of the Corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the Corporation’s request; and

b)             in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his conduct was lawful.

The Corporation must also advance monies to such a person for the costs, charges and expenses of a proceeding referred to in the first paragraph.

However, in the event that a court or any other competent authority judges that the conditions set out in subparagraphs a) and b) above are not fulfilled, or that the person has committed intentional or gross fault, the Corporation may not indemnify the person and the person must repay to the Corporation any monies advanced.

The indemnity provided for in the preceding paragraphs can be obtained even if a person has ceased being a director, officer or representative of the Corporation.  In case of death, the indemnity can be paid to the heirs, legatees, liquidators, assignees, authorized representants or beneficiaries of this person.

65.                               Actions by or on behalf of the Corporation

The Corporation may, with the approval of the court, in respect of an action by or on behalf of the Corporation or other group referred to in the preceding section against a person referred to in the preceding section, advance the necessary monies to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in the preceding section.

66.                               Liability insurance

The Corporation must purchase and maintain insurance for the benefit of its directors, officers and other mandataries against any liability they may incur as such or in their capacity as directors, officers or mandataries of another group, if they act or acted in that capacity at the Corporation’s request.

J.                                     SHAREHOLDERS MEETINGS

67.                               General

The Corporation must hold an annual meeting of shareholders; it may hold one or more special meetings of shareholders as needed.

68.                               Annual meeting

An annual meeting must be held fifteen (15) months after the last preceding annual meeting. The following business is discussed at the annual meeting:

a)             the presentation and examination of the financial statements of the Corporation for the fiscal year ended within six months of the date of the meeting;

b)             the presentation and examination of any other financial information required by the articles or the by-laws to be presented to the shareholders;

c)              the presentation and examination of the auditor’s report, where applicable;

d)             the renewal of the auditor’s term, where applicable;

e)              the election of directors.

The annual meeting may also examine and discuss any other business.

The Board of Directors calls the annual shareholders meeting. Otherwise, the meeting may be called by the shareholders in accordance with the rules for calling special meetings at the request of the shareholders as provided in the Act.

69.                               Place

A meeting is held within the province of Quebec at the place determined by the Board of Directors.

70.                               Calling of meeting

Notice of a shareholders meeting must be sent to each shareholder entitled to vote at the meeting and to each director at least twenty-one (21) days, but at the most sixty (60) days before the meeting.

If a director or a shareholder entitled to vote at a shareholders meeting gives written notice not less  than ten (10) days before the meeting to the auditor or a former auditor of the Corporation, the auditor or former auditor attends the meeting at the Corporation’s expense and answers any question relating to their duties as auditor.

71.                               Notice of meeting

The notice of a shareholders meeting must be sent to each shareholder able to vote and to each director, in writing, by any means providing proof of the date of sending. It is sent to such persons at the address indicated in the Corporation’s records. If a person’s address is not indicated in the Corporation’s records, the notice of meeting must be sent to the address where, in the opinion of the person sending such notice, it is the most likely to reach the person the quickest.

The notice of meeting is sent to the shareholders entered in the securities register at the day the notice is transmitted.

A certificate from the secretary or any other duly authorized officer of the Corporation in office at the time of the preparation of such certificate, or any officer, transfer agent, or share transfer registrar of the Corporation constitutes proof of the sending of the notice of meeting and ties in each shareholder.

The notice of meeting indicates the date, time and place of the meeting as well as the business on the agenda. It also states, where applicable, the date by which the proxies of the shareholders wishing to be represented at the meeting must be received by the Corporation; such date may not be more than forty-eight (48) hours, excluding Saturdays and holidays, before the date of the meeting or any adjournment thereof.

The notice of meeting must state the business on the agenda in sufficient detail to permit the shareholders to form a reasoned judgment on it, and contain the text of any special resolution to be submitted to the meeting.

Irregularities in the notice of meeting or in its sending do not affect the validity of the meeting. Similarly, the unintentional failure to send a notice of meeting to a person entitled to it, or the failure to receive it by a person entitled to the notice, does not invalidate the resolutions passed at the meeting. In addition, the unintentional failure to include a matter to be discussed at the meeting in the notice does not prevent the meeting from discussing such business, unless the interests of a shareholder or director are or could be affected thereby.

72.                               Waiver

A shareholder or director may, in writing, waive notice of a shareholders meeting; waiver of the notice may be validly given before or after the meeting. Their attendance at the meeting is a waiver of notice of the meeting unless they attend the meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called or held.

73.                               Holding of or participation in meeting by electronic means

A shareholders meeting may be held solely by means of equipment enabling all participants to communicate directly with one another.

Furthermore, any person entitled to attend a shareholders meeting may participate in the meeting by means of any equipment enabling all participants to communicate directly with one another. A person participating in a meeting by such means is deemed to be present at the meeting.

Any shareholder participating in a shareholders meeting by means of equipment enabling all participants to communicate directly with one another may vote by any means enabling votes to be cast in a way that allows them to be verified afterwards and protects the secrecy of the vote when a secret ballot has been requested.

74.                               Quorum

A quorum of shareholders is present at a shareholders meeting if, at the opening of the meeting, one or several holders of 50% or more of the shares that carry the right to vote at the meeting are present in person or represented by proxy.  The shareholders present in person or represented by proxy may discuss the business of such meeting, whether or not a quorum is maintained throughout the meeting.

In the absence of the quorum at the opening of a shareholders meeting, the shareholders present may adjourn the meeting to a specific day, time and place but may not transact any other business. Any matter that could have been brought before the adjourned meeting may then be brought before any adjournment thereof provided the quorum is duly constituted.

75.                               Meeting Chair and secretary

The Chair of the Board of the Corporation or, in his absence, the vice-chair of the Board, if any, or in his absence, the president and chief executive officer of the Corporation or any other person that may be named by the Board of Directors from time to time Chairs a shareholders meeting. The secretary of the Corporation acts as meeting secretary.

If the person who is to chair the meeting is not present at the meeting within 15 minutes after the time appointed for the meeting, the shareholders present choose one of their own to chair of the Board the meeting.

76.                               Procedure

The Chair of the meeting directs the meeting and ensures its orderly conduct. His decisions, including those relating to the validity of proxies, are final and binding on all the shareholders.

The Chair of a shareholders meeting must allow shareholders to raise and discuss, for a reasonable period of time, any matter the primary purpose of which relates to the business or affairs of the Corporation and which is not to enforce a personal claim or redress a personal grievance against the Corporation or its directors, officers or shareholders.

At a shareholders meeting, unless a vote is demanded, a declaration by the Chair of the Board of the meeting that a resolution of the shareholders has been carried and that an entry to that effect has been made in the minutes of the meeting is, in the absence of any evidence to the contrary, proof of that fact, without it being necessary to prove the number or proportion of the votes recorded for and against the resolution.

77.                               Voting

Unless otherwise provided in the articles, each share of the Corporation entitles the holder to one vote.

78.                               Majority decision

Unless otherwise provided in the law, the articles or the by-laws, a decision of the shareholders is adopted by ordinary resolution.

79.                               Tie-breaking vote

In the case of a tie, the Chair of the meeting has a tie-breaking vote.

80.                               Voting

Voting is conducted by a show of hands, open voice or secret ballot.

81.                               Voting by a show of hands

Voting is conducted by a show of hands unless an open voice vote or a ballot is demanded. In such a case, the shareholders or proxies vote by raising their hand and the number of votes is calculated according to the number of hands raised.

A proxyholder who has conflicting instructions from more than one shareholder may not vote by a show of hands.

82.                               Open voice voting

The Chair of the meeting, a shareholder or a proxyholder may demand an open voice vote unless a ballot has been demanded. In such a case, each shareholder or proxyholder verbally states his name, that of the shareholder or shareholders whose proxy he holds, the number of votes he holds and the breakdown of such votes.

83.                               Voting by secret ballot

Voting is conducted by secret ballot if the Chair of the meeting, a shareholder or a proxyholder so requests, in the manner indicated by the Chair of the meeting. Each shareholder or proxyholder gives the scrutineers a ballot indicating his name, that of the shareholder whose proxy he holds, the number of votes he holds and the breakdown of such votes.

A shareholder may demand a ballot either before or after a vote by show of hands. A demand for a secret ballot may be withdrawn any time before voting begins.

When voting is conducted by secret ballot, the meeting appoints one person to act as scrutineer.

84.                               Scrutineer

The Chair of any shareholders meeting can appoint one or two persons to act as scrutineers.

85.                               Voting by a group

A natural person authorized by a resolution of the Board of Directors or of the management of a shareholder who is a group may participate in and vote at a shareholders meeting.

86.                               Voting by the administrator of the property of others

A person acting for a shareholder as administrator of the property of others may participate in and vote at a shareholders meeting.

87.                               Voting by joint shareholders

If two or more persons hold shares jointly, one of those shareholders present at a shareholders meeting may, in the absence of the others, exercise the voting right attached to those shares.  If more than one (1) shareholder are present, they shall vote as one shareholder.

88.                               Proxies

A shareholder may be represented at a shareholders meeting by a proxyholder. A shareholder so represented is deemed to be present at the meeting. Any person, whether or not a shareholder of the Corporation, may be appointed a proxyholder. A proxyholder has the same rights as the shareholder represented to speak at a shareholders meeting in respect of any matter and to vote at the meeting.

A proxy must be in writing and signed by the shareholder. In addition to the date, the proxy must include the name of the proxyholder and, if applicable, revoke any former proxy.

A proxy may also contain voting instructions which the proxyholder is required to follow. A proxy is not required to be witnessed.

Unless otherwise indicated, a proxy lapses one year after the date it is given. It may be revoked at any time.

A proxy may be in the following form:

“I, the undersigned shareholder of                , hereby appoint                  or, in his absence,                    , as my proxy, with full power and authority to attend, vote at and otherwise act on my behalf at the annual (or special) meeting of the shareholders of the corporation which will take place at              on the       day of         and at any adjournment thereof. I hereby revoke any former proxy.

Signed in               this      day of                     .

Shareholder`s signature”

A proxy may be filed with the secretary of the Corporation or any authorized person. A proxy mechanically reproduced or sent by fax or any other means of communication providing proof of the date of receipt is valid.

89.                               Preservation of ballots and proxies

The Corporation must, for at least three months after a shareholders meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation.

90.                               Adjournment

The Chair of the meeting may adjourn any shareholders meeting, with the consent of the shareholders present or represented by proxy. The Chair of the meeting may also adjourn a meeting ex officio if he believes it is impossible to conduct it in an orderly manner.

If a shareholders’ meeting is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the original meeting. If a shareholders’ meeting is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting must be given as for an original meeting.

The meeting is validly resumed if it is held on the date and at the time and place announced and if there is a quorum. In the absence of a quorum at the resumed meeting, the original meeting is deemed to have terminated immediately after its adjournment.

91.                               Signed resolution

A resolution in writing signed by all the shareholders entitled to vote on the resolution is as valid as if it had been passed at a shareholders meeting. The resolution must be kept with the minutes of the shareholders meetings and written resolutions.

The written resolutions that are signed electronically are as legally valid as a written signature.

K.                                  SHARES AND CERTIFICATES

92.                               Issue of shares

Subject to the existence of a pre-emptive right granted to the shareholders, shares may be issued at the times, to the persons, including the directors or officers of the Corporation, and for the consideration the Board of Directors determines. In exercising this power, the Board of Directors may, by resolution, accept subscriptions, issue the unissued shares of the Corporation’s share capital and grant an exchange right, option or right to acquire shares of the Corporation.

93.                               Payment of shares

The shares of the Corporation may be issued whether or not they are fully paid. However, shares may only be considered paid if consideration equal to the issue price (which may not be less than the par value, if any, of the shares) determined by the Board of Directors has been paid to the Corporation.

Consideration for the shares issued by the Corporation is payable in money, or in property or past services determined by the Board of Directors to be the fair equivalent of the money consideration, considering all the circumstances.

A promissory note or a promise to pay made by a person to whom shares are issued, or a person who does not deal at arm’s length, within the meaning of that expression in the Taxation Act (R.S.Q., chapter I-3), with a person to whom shares are issued does not constitute consideration for the shares.

94.                               Share certificates

Shares issued by the Corporation may be certificated shares or uncertificated shares. A certificated share is represented by a paper certificate in registered form, and an uncertificated share is represented by an entry in the securities register in the name of the shareholder.

Unless otherwise provided in the articles of the Corporation, shares are issued as certificated shares unless the Board of Directors determines, by resolution, that the shares of any class or series of shares or certain shares of a class or series are to be issued as uncertificated shares.

The Board of Directors may also, by resolution, determine that certificated shares become uncertificated shares as soon as the paper certificate is surrendered to the Corporation.

95.                               Certificated shares

In the case of certificated shares, the Corporation must issue to the shareholder, without charge, a certificate in registered form. The Corporation is not required to issue more than one certificate for shares held jointly by two or more persons.

The Board of Directors adopts the form of the share certificate by resolution, as governed by the Act.

The share certificates of the Corporation must be signed by the secretary or by any director or any officer. This signature may be affixed by an automatic device or electronic process.

In the absence of any evidence to the contrary, the certificate is proof of the shareholder’s title to the shares represented by the certificate.

The seal is not required to be affixed to the share certificate.

96.                               Uncertificated shares

In the case of uncertificated shares, the Corporation must send the shareholder a written notice containing the information prescribed by the Act.

97.                               Damaged, lost or destroyed certificates

If a shareholder claims that a share certificate has been lost, wrongfully taken or destroyed, the Corporation must issue a new certificate if the shareholder:

a)             so requests before the Corporation has notice that the lost, wrongfully taken or allegedly destroyed share certificate has been delivered to a protected purchaser within the meaning of the Act respecting the transfer of securities and the establishment of security entitlements;

b)             provides security sufficient in the Corporation’s judgment to protect the Corporation from any loss that the Corporation may suffer by issuing a new certificate; and

c)              satisfies any other reasonable requirements imposed by the Corporation.

98.                               Unpaid shares

Unless the terms of payment for shares are determined by contract, the Board of Directors may call for payment of all or part of the unpaid amounts on shares subscribed or held by the shareholders, the whole as provided by the Act.

99.                               Transfer of shares

The transfer of shares of the Corporation is governed by the Act respecting the transfer of securities and the establishment of security entitlements.

Shares that are not fully paid but for which no instalment is payable may only be transferred with the authorization of the Board of Directors. The directors must reasonably verify the acquirer’s ability to pay for the shares before authorizing the transfer.

A share may not be transferred until all instalments payable up to the time of transfer have been fully paid.

100.                        Transmission of shares

In the event of a transfer of shares by will, the Corporation may consider as entitled to exercise the rights of a deceased shareholder, an heir or personal representative of the heirs or of the succession of that shareholder, upon reception of sufficient proof of their appointment. That person is entitled to become the registered holder of the shares of the deceased or to designate those holders upon delivery to the Corporation of an affidavit or declaration setting out the conditions of the transfer and, as the case may be, of (a) an original of the decision concerning the probate of the will or the notarized minutes of the probate, or a copy of one of the aforementioned documents certified by the Court which rendered the decision or by the notary who prepared the minutes, or by a trust company constituted under provincial or federal legislation or by an attorney or notary acting on behalf of that person, (b) a certified true copy of the notarial will.

L.                                   DIVIDENDS

101.                        Declaration of dividends

Unless otherwise provided in the articles, the Board of Directors may declare and the Corporation may pay a dividend either in money or property or by issuing fully paid shares or options or rights to acquire fully paid shares of the Corporation.

The Corporation may not declare and pay a dividend, except by issuing shares or options or rights to acquire shares, if there are reasonable grounds for believing that the Corporation is, or would after the payment be, unable to pay its liabilities as they become due.

The Corporation may deduct from the dividends payable to a shareholder any amount due to the Corporation by the shareholder, on account of calls for payment or otherwise.

102.                        Record Date

The Board of Directors may fix, in advance, in accordance with applicable securities regulations, a record date for the determination of the shareholders entitled to receive dividends.

M.                                FISCAL YEAR AND AUDITOR

103.                        Fiscal year

The fiscal year of the Corporation ends on December 31st or on the date set by resolution of the Board of Directors.

104.                        Auditor

The shareholders of the Corporation appoint an auditor at each annual shareholders meeting. The auditor is appointed by ordinary resolution. The term of the auditor begins on appointment. The auditor’s remuneration is fixed by ordinary resolution of the shareholders at the time of appointment. If it is not fixed at that time, it is fixed by the Board of Directors.

The shareholders may, by ordinary resolution at a special meeting, remove the auditor from office. They may appoint a new auditor by ordinary resolution at the same meeting.

Subject to the shareholders’ right to fill the vacancy after removing an auditor, the Board of Directors fills a vacancy in the office of auditor without delay for the unexpired term.

105.                        Accountant

The shareholders of a corporation other than a reporting issuer may decide not to appoint an auditor. The decision must be made by unanimous resolution of the shareholders of the corporation, including shareholders not otherwise entitled to vote. The decision of the shareholders has effect only until the next annual shareholders meeting. It terminates the term of any auditor in office.

If the shareholders adopt such a resolution, the board of directors may decide to appoint until the next annual meeting one or more accountants to oversee the accounts and prepare the financial statements of the corporation. The board of directors fixes their remuneration.

If the accountant dies, resigns or is removed by the board of directors before the expiry of his term of office, the board of directors may fill the vacancy and appoint a replacement who will hold office for the unexpired portion of the term.

N.                                   NOTICE

106.                        Shares registered in the name of more than one person (joint shareholders)

If two or more persons hold shares jointly, any notice or other document relating to such shares is sent to the first shareholder indicated in the Corporation’s securities register. Such notice or other document is deemed to have been sent to all the other shareholders.

107.                        Registered shareholder

Before due presentation for registration of transfer of a certificated share or the receipt of an instruction for registration of transfer of an uncertificated share, the Corporation may treat the shareholder registered in the securities register as the person exclusively entitled to receive notices or other documents.

108.                        Address of shareholders

A shareholder must provide the Corporation with an address to which all notices or documents for him are sent.

109.                        Signing of notices

Notices sent by the Corporation are signed by a director, officer or any other authorized person. Their signature may be affixed by an automatic device or electronic process.

110.                        Calculation of time limits

Unless otherwise provided in these by-laws, in computing any time limit fixed by the articles or these by-laws:

a)             the day which marks the start of the time limit is not counted, but the terminal day is counted;

b)             non-juridical days within the meaning of the Code of Civil Procedure are counted; but when the last day is a non-juridical day, the time limit is extended to the next following juridical day;

c)              Saturday is considered a non-juridical day.

O.                                  OTHER PROVISIONS

111.                        Declarations in the enterprise register

A director, officer or any authorized person signs the declarations which must be sent by the Corporation to the enterprise registrar under the Act respecting the legal publicity of enterprises.

112.                        By-laws

Unless otherwise provided for in the unanimous shareholder agreement, the Board of Directors adopts the Corporation’s by-laws. The by-laws are effective as of the date of the resolution of the board. The by-laws must be submitted to the shareholders for approval at the next shareholders meeting, and the shareholders may, by ordinary resolution, ratify, reject or amend them. They cease to be effective at the close of the meeting if they are rejected by or not submitted to the shareholders.

The rules of this section apply, with the necessary modifications to the amendment or repeal of by-laws.

Any new by-law adopted by the Board of Directors that has substantially the same purpose or effect as a by-law previously rejected by or not submitted to the shareholders at the meeting is not effective until confirmed by the shareholders.

Adopted by the Board of Directors on October 25, 2018 and ratified by the shareholders on October 25, 2018.

/s/ Emilie Duguay
Emilie Duguay
Assistant Secretary